Exhibit 10.9
ATTACHMENT A

AGREEMENT FOR
INTERCONNECTION AND PARALLEL OPERATION OF DISTRIBUTED GENERATION

This Interconnection Agreement (“Agreement”) is made and entered into this  8th  day ofNovember, 20 07, by Entergy Gulf States, Inc. – Texas, (“Company”), and   Texoga Technologies Corporation   (“Customer”), a   Texas Corporation   , [specify whether corporation, and if so name state, municipal corporation, cooperative corporation, or other], each hereinafter sometimes referred to individually as “Party” or both referred to collectively as the “Parties”.  In consideration of the mutual covenants set forth herein, the Parties agree as follows:

1.      Scope of Agreement– This Agreement is applicable to conditions under which the Company and the Customer agree that one or more generating facility or facilities of ten MW or less to be interconnected at 60 kV or less (“Facility or Facilities”) may be interconnected to the Company’s utility system, as described in Exhibit A.

2.      Establishment of Point(s) of Interconnection– Company and Customer agree to interconnect their Facility or Facilities at the locations specified in this Agreement, in accordance with Public Utility Commission of Texas Substantive Rules § 25.211 relating to Interconnection of Distributed Generation and § 25.212 relating to Technical requirement for Interconnection and Parallel Operation of On-Site Distributed Generation, (16 Texas Administrative Code §25.211 and §25.212) (the “Rules”) or any successor rule addressing distributed generation and as described in the attached Exhibit A (the “Point(s) of Interconnection”).

3.      Responsibilities of Company and Customer – Each Party will, at its own cost and expense, operate, maintain, repair, and inspect, and shall be fully responsible for, Facility or Facilities which it now or hereafter may own unless otherwise specified on Exhibit A.  Customer shall conduct operations of its facility(s) in compliance with all aspects of the Rules, and Company shall conduct operations on its utility system in compliance with all aspects of the Rules, or as further described and mutually agreed to in the applicable Facility Schedule.  Maintenance of Facilities or interconnection facilities shall be performed in accordance with the applicable manufacturer’s recommended maintenance schedule.  The Parties agree to cause their Facilities or systems to be constructed in accordance with specifications equal to or greater than those provided by the National Electrical Safety Code, approved by the American National Standards Institute, in effect at the time of construction.

Each Party covenants and agrees to design, install, maintain, and operate, or cause the design, installation, maintenance, and operation of, its distribution system and related Facilities and Units so as to reasonably minimize the likelihood of a disturbance, originating in the system of one Party, affecting or impairing the system of the other Party, or other systems with which a Party is interconnected.

Company will notify Customer if there is evidence that the Facility operation causes disruption or deterioration of service to other customers served from the same grid or of the Facility operation causes damage to Company’s system.

Customer will notify Company of any emergency or hazardous condition or occurrence with the Customer’s Unit(s) which could affect safe operation of the systems.

4.	Limitation of Liability and Indemnification

a.
Notwithstanding any other provision in this Agreement, with respect to Company’s provision of electric service to Customer, Company’s liability to Customer shall be limited as set forth in Terms and Conditions Applicable to Electric Service to Company’s PUCT-approved tariffs and terms and conditions for electric service, which is incorporated herein by reference.

b.
Neither Company nor Customer shall be liable to the other for damages for any act that is beyond such party’s control, including any event that is a result of an act of God, labor disturbance, act of the public enemy, war, insurrection, riot, fire, storm or flood, explosion, breakage or accident to machinery or equipment, a curtailment, order, or regulation or restriction imposed by governmental, military, or lawfully established civilian authorities, or by the making of necessary repairs upon the property or equipment of either party.

c.
Notwithstanding Paragraph 4.b of this Agreement, Company shall assume all liability for and shall indemnify Customer for any claims, losses, costs, and expense of any kind or character to the extent that they result from Company’s negligence in connection with the design, construction, or operation of its facilities as described on Exhibit A; provided, however, that Company shall have no obligation to indemnify Customer for claims brought by claimants who cannot recover directly from Company.  Such indemnity shall include, but is not limited to, financial responsibility for:  (a) Customer’s monetary losses; (b) reasonable costs and expenses of defending an action or claim made by a third person; (c) damages related to the death or injury of a third person; (d) damages to the property of Customer; (e) damages to the property of a third person; (f) damages for the disruption of the business of a third person.  In no event shall Company be liable for consequential, special, incidental or punitive damages, including, without limitation, loss of profits, loss of revenue, or loss of production.  The Company does not assume liability for any costs for damages arising from the disruption of the business of the Customer or for the Customer’s costs and expenses of prosecuting or defending an action or claim against the Company.  This paragraph does not create a liability on the part of the Company to the Customer or a third person, but required indemnification where such liability exists.  The limitations of liability provided in this paragraph do not apply in cases of gross negligence or intentional wrongdoing.

d.
Notwithstanding Paragraph 4.b of this Agreement, Customer shall assume all liability for and shall indemnify Company for any claims, losses, costs, and expense of any kind or character to the extent that they result from Customer’s negligence in connection with the design, construction, or operation of its facilities as described on Exhibit A; provided, however, that Customer shall have no obligation to indemnify Company for claims brought by claimants who cannot recover directly from Customer.  Such indemnity shall include, but is not limited to, financial responsibility for:  (a) Company’s monetary losses; (b) reasonable costs and expenses of defending an action or claim made by a third person; (c) damages related to the death or injury of a third person; (d) damages to the property of Company; (e) damages to the property of a third person; (f) damages for the disruption of the business of a third person.  In no event shall Customer be liable for consequential, special, incidental or punitive damages, including, without limitation, loss of profits, loss of revenue, or loss of production.  The Customer does not assume liability for any costs for damages arising from the disruption of the business of the Company or for the Company’s costs and expenses of prosecuting or defending an action or claim against the Customer.  This paragraph does not create a liability on the part of the Customer to the Company or a third person, but required indemnification where such liability exists.  The limitations of liability provided in this paragraph do not apply in cases of gross negligence or intentional wrongdoing.

e.
Company and Customer shall each be responsible for the safe installation, maintenance, repair and condition of their respective lines and appurtenances on their respective sides of the point of delivery.  The Company does not assume any duty of inspecting the Customer’s lines, wires, switches, or other equipment and will not be responsible therefor.  Customer assumes all responsibility for the electric service supplied hereunder and the facilities used in connection therewith at or beyond the point of delivery, the point of delivery being the point where the electric energy first leaves the wire or facilities provided and owned by Company and enters the wire or facilities provided by Customer.

f.
For the mutual protection of the Customer and the Company, only with Company prior authorization are the connections between the Company’s service wires and the Customer’s service entrance conductors to be energized.

5.      Right of Access, Equipment Installation, Removal & Inspection– Upon reasonable notice, the Company may send a qualified person to the premises of the Customer at or immediately before the time the Facility first produces energy to inspect the interconnection, and observe the Facility’s commissioning (including any testing), startup, and operation for a period of up to no more than three days after initial startup of the unit.

Following the initial inspection process described above, at reasonable hours, and upon reasonable notice, or at any time without notice in the event of an emergency or hazardous condition, Company shall have access to Customer’s premises for any reasonable purpose in connection with the performance of the obligations imposed on it by this Agreement or if necessary to meet its legal obligation to provide service to its customers.

6.      Disconnection of Unit– Customer retains the option to disconnect from Company’s utility system.  Customer will notify Company of its intent to disconnect by giving the Company at least thirty days’ prior written notice.  Such disconnection shall not be a termination of the agreement unless Customer exercises rights under Section 7.

Customer shall disconnect Facility from Company’s system upon the effective date of any termination under Section 7.

Subject to Commission Rule, for routine maintenance and repairs on Company’s utility system, Company shall provide Customer with seven business days’ notice of service interruption.

Company shall have the right to suspend service in cases where continuance of service to Customer will endanger persons or property.  During the forced outage of the Company’s utility system serving customer, Company shall have the right to suspend service to effect immediate repairs on Company’s utility system, but the Company shall use its best efforts to provide the Customer with reasonable prior notice.

7.      Effective Term and Termination Rights – This Agreement becomes effective when executed by both parties and shall continue in effect until terminated.  The agreement may be terminated for the following reasons:  (a) Customer may terminate this Agreement at any time, by giving the Company sixty days’ written notice; (b) Company may terminate upon failure by the Customer to generate energy from the Facility in parallel with the Company’s system within twelve months after completion of the interconnection; (c) either party may terminate by giving the other party at least sixty days prior written notice that the other Party is in default of any of the material terms and conditions of the Agreement, so long as the notice specifies the basis for termination and there is reasonable opportunity to cure the default; or (d) Company may terminate by giving Customer at least sixty days notice in the event that there is a material change in an applicable rule or statute.

8.      Governing Law and Regulatory Authority – This Agreement was executed in the State of Texas and must in all respects be governed by, interpreted, construed, and enforced in accordance with the laws thereof.  This Agreement is subject to, and the parties’ obligations hereunder include, operating in full compliance with all valid, applicable federal, state, and local laws or ordinances, and all applicable rules, regulations, orders of, and tariffs approved by, duly constituted regulatory authorities having jurisdiction.

9.      Amendment – This Agreement may be amended only upon mutual agreement of the Parties, which amendment will not be effective until reduced to writing and executed by the Parties.

10.     Entirety of Agreement and Prior Agreements Superseded – This Agreement, including all attached Exhibits and Facility Schedules, which are expressly made a part hereof for all purposes, constitutes the entire agreement and understanding between the Parties with regard to the interconnection of the facilities of the Parties at the Points of Interconnection expressly provided for in this Agreement.  The Parties are not bound by or liable for any statement, representation, promise, inducement, understanding, or undertaking of any kind or nature (whether written or oral) with regard to the subject matter hereof not set forth or provided for herein.  This Agreement replaces all prior agreements and undertakings, oral or written, between the Parties with regard to the subject matter hereof, including without limitation N/A [specify any prior agreements being superseded], and all such agreements and undertakings are agreed by the Parties to no longer be of any force or effect.  It is expressly acknowledged that the Parties may have other agreements covering other services not expressly provided for herein, which agreements are unaffected by this Agreement.

11.     Notices – Notices given under this Agreement are deemed to have been duly delivered if hand delivered or sent by United States certified mail, return receipt requested, postage prepaid, to:

(a)	If to Company:

______________________________
______________________________
______________________________
______________________________

(b)	If to Customer:
Steven S. McGuire. CEO
Texoga Technologies Corporation
10003 Woodloch Forest Dr, Suite 900
The Woodlands, TX 77380

The above-listed names, titles, and addresses of either Party may be changed by written notification to the other, notwithstanding Section 10.

12.      Invoicing and Payment – Invoicing and payment terms for services associated with this agreement shall be consistent with applicable Substantive Rules of the PUCT.

13.      No Third-Party Beneficiaries – This Agreement is not intended to and does not create rights, remedies, or benefits of any character whatsoever in favor of any persons, corporations, associations, or entities other than the Parties, and the obligations herein assumed are solely for the use and benefit of the Parties, their successors in interest and, where permitted, their assigns.

14.      No Waiver – The failure of a Party to this agreement to insist, on nay occasion, upon strict performance of any provision of this Agreement will not be considered to waive the obligations, rights, or duties imposed upon the Parties.

15.      Headings – The descriptive headings of the various articles and sections of this Agreement have been inserted for convenience of reference only and are to be afforded no significance in the interpretation or construction of this Agreement.

16.      Multiple Counterparts – This Agreement may be executed in two or more counterparts, each of which is deemed an original but all constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective duly authorized representatives.

ENTERGY GULF STATES, INC – TEXAS	TEXOGA TECHNOLOGIES CORPORATION

BY: _______________________________	BY: /s/ STEVEN S. McGUIRE

TITLE:TITLE:________________________	C.E.O.

DATE:_____________________________	DATE: November 8, 2007

EXHIBIT A
LIST OF FACILITY SCHEDULES AND POINTS OF INTERCONNECTION

Facility Schedule No.	Name of Point of Intersection

Entergy Disconnect #3051	Texoga – Woodlands Unit # 3

FACILITY SCHEDULE NO.
 [The following information is to be specified for each Point of Interconnection, if applicable.]

1.	Name: Texoga – Woodlands Unit #3
2.	Facility location: 9390 Forest Lane, Conroe, TX 77385
3.	Delivery voltage: 34.5 kV
4.	Metering (voltage. location. losses adjustment due to metering location. and other):
Primary metering by Entergy at terminal pole; 34.5 kV; Estimated Losses +/- 200 kW at
Full Load (7.8 MW)

5.	Normal Operation of Interconnection: Peaking at +/- 10 hours per day
6.	One line diagram attached (check one): X Yes / No
7.	Facilities to be furnished by Company: Primary Meter and Terminal Pole.
8.	Facilities to be furnished by Customer: G.E. Frame-5 Turbine (7.8 MW); 12.5 kV to
34.5 kV Substation; Sync/Line Breaker; Terminal Pole at Street with Non-Load Bearing
Disconnect Switch; Fiber Optic Cable Link; Communications Interface.

9.	Cost Responsibility: Texoga Technologies Corporation
10.	Control area interchange point (check one): X Yes / No
11.	Supplemental terms and conditions attached (check one): Yes / X No

ENTERGY GULF STATES, INC. - TEXAS	TEXOGA TECHNOLOGIES CORPORATION

BY: ________________________________	BY: /s/ STEVEN S. McGUIRE
TITLE:______________________________	TITLE: Steven S. McGuire; C.E.O.
DATE:______________________________	DATE: November 8, 2007

ATTACHMENT B
APPLICATION FOR INTERCONNECTION AND
PARALLEL OPERATION OF DISTRIBUTED GENERATION
WITH THE UTILITY SYSTEM

Return Application to:	Entergy Gulf States Inc. – Texas
Attention: Manager, Distribution Planning
9425 Pinecroft Drive
The Woodlands, TX 77380

Customer’s Name: Texoga Technologies Corporation

Address: 10003 Woodloch Forest Drive – Suite 900, The Woodlands, TX  77380

Contact Person: Steven S. McGuire

Telephone Number: (281) 364-9500    fax:  (281) 364-7590

Service Point Address: 9390 Forest Lane, Conroe, TX  77385

Information Prepared and Submitted By: William L. Walter
(Name and Address) 10003 Woodloch Forest Drive – Suite 900, The Woodlands, TX

Signature   /s/ WILLIAM L. WALTER

The following information shall be supplied by the Customer or Customer's designated representative. All applicable items must be accurately completed in order that the Customer's generating facilities may be effectively evaluated by Entergy Gulf States Inc. - Texas for interconnection with the utility system.

GENERATOR

Number of Units: One

Manufacturer: General Electric (Frame 5 CTG) Model 5000 E, Serial #127794

Type (Synchronous, Induction, or Inverter): Synchronous

Fuel Source Type (Solar, Natural Gas, Wind, etc.): B100 (100% Biodiesel)

Kilowatt Rating (950 F at location) 7800kW Derated by GE Technical Services, 1984.

Kilovolt-Ampere Rating (950 F at location): 9180 kVA, Derated by GE, August 1984.

Power Factor: 0.85

Voltage Rating: 12,500

Ampere Rating: 424 Amp Derated by GE Technical Services, Co, August 21, 1984

Number of Phases: Three

Frequency: 60 Hz

Do you plan to export power:    X    Yes /        No

If Yes, maximum amount expected: 7.8 MW

Pre-Certification Label or Type Number:

Expected Energizing and Start-up Date: Four weeks after completion of Entergy Study

Normal Operation of Interconnection: (examples: provide power to meet base load, demand management, standby, back-up, other (please describe):  Provide Power as a Peaker  – Peak Load of specific circuit at interconnect point

One-line diagram attached:    X    Yes /____ No

Has the generator Manufacturer supplied its dynamic modeling values to the Host Utility?

    X    Yes /           No

[Note: Requires a Yes for complete application. For Pre-Certified Equipment answer is Yes.]

Layout sketch showing lockable, "visible" disconnect device:
    X     Yes /_____No

ENTERGY GULF STATES, INC. - TEXAS	TEXOGA TECHNOLOGIES CORPORATION

BY:_____________________________	BY: /s/ STEVEN S. McGUIRE
TITLE:__________________________	TITLE: Steven S. McGuire; C.E.O.
DATE:__________________________	DATE: November 8, 2007